                                                                    Exhibit 10.3

                        REAL ESTATE TERM CREDIT AGREEMENT

                            Dated as of May 31, 2002

                                  By and Among

                      HUGHES SUPPLY SHARED SERVICES, INC.,
                                   as Borrower

                              HUGHES SUPPLY, INC.,
                                    as Parent

                                       AND

                                 SUNTRUST BANK,
                                    as Lender


================================================================================

                                 King & Spalding
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                           Attn: Carolyn Zander Alford
                                 (404) 572-4600

                                TABLE OF CONTENTS

                                                                                       Page
ARTICLE I   DEFINITIONS; CONSTRUCTION ................................................   1
  Section 1.01      Definitions ......................................................   1
  Section 1.02      Accounting Terms and Determination ...............................  14
  Section 1.03      Other Definitional Terms .........................................  14
  Section 1.04      Exhibits and Schedules ...........................................  14

ARTICLE II      TERM CREDIT COMMITMENT ...............................................  14
  Section 2.01      Term Credit Commitment; Use of Proceeds ..........................  14
  Section 2.02      Term Credit Note; Repayment of Principal .........................  15
  Section 2.03      Voluntary Reduction of Term Credit Commitment ....................  15

ARTICLE III     GENERAL LOAN TERMS ...................................................  15
  Section 3.01      Funding Notices ..................................................  15
  Section 3.02      Disbursement of Funds ............................................  16
  Section 3.03      Interest. ........................................................  16
  Section 3.04      Interest Periods .................................................  17
  Section 3.05      Fees. ............................................................  18
  Section 3.06      Voluntary Prepayments of Borrowings ..............................  18
  Section 3.07      Payments, etc. ...................................................  19
  Section 3.08      Interest Rate Not Ascertainable, etc. ............................  20
  Section 3.09      Illegality. ......................................................  20
  Section 3.10      Increased Costs. .................................................  20
  Section 3.11      Lending Office. ..................................................  22
  Section 3.12      Funding Losses. ..................................................  22
  Section 3.13      Assumptions Concerning Funding of Eurodollar Advances. ...........  22
  Section 3.14      Capital Adequacy. ................................................  22
  Section 3.15      Limitation on Certain Payment Obligations. .......................  23

ARTICLE IV      CONDITIONS TO BORROWINGS .............................................  23
  Section 4.01      Conditions Precedent to Initial Term Credit Loan. ................  24
  Section 4.02      Conditions to All Term Credit Loans. .............................  26

ARTICLE V       REPRESENTATIONS AND WARRANTIES .......................................  27
  Section 5.01      Organization and Qualification. ..................................  27
  Section 5.02      Corporate Authority. .............................................  27
  Section 5.03      Financial Statements. ............................................  27
  Section 5.04      Tax Returns. .....................................................  28
  Section 5.05      Actions Pending. .................................................  28
  Section 5.06      Representations; No Defaults. ....................................  28
  Section 5.07      Title to Properties. .............................................  28

  Section 5.08      Enforceability of Agreement. ...............................  29
  Section 5.09      No Consent. ................................................  29
  Section 5.10      Use of Proceeds; Federal Reserve Regulations. ..............  29
  Section 5.11      ERISA. .....................................................  29
  Section 5.12      Subsidiaries. ..............................................  30
  Section 5.13      Outstanding Indebtedness. ..................................  30
  Section 5.14      Conflicting Agreements. ....................................  30
  Section 5.15      Pollution and Other Regulations. ...........................  30
  Section 5.16      Possession of Franchises, Licenses, Etc. ...................  31
  Section 5.17      Patents, Etc. ..............................................  31
  Section 5.18      Governmental Consent. ......................................  32
  Section 5.19      Disclosure. ................................................  32
  Section 5.20      Insurance Coverage. ........................................  32
  Section 5.21      Labor Matters. .............................................  32
  Section 5.22      Intercompany Loans; Dividends. .............................  33
  Section 5.23      Burdensome Restrictions. ...................................  33
  Section 5.24      Investment Company Act, Etc. ...............................  33
  Section 5.25      Notice of Non-Compliance with Laws. ........................  33

ARTICLE VI       AFFIRMATIVE COVENANTS .........................................  33
  Section 6.01      Corporate Existence, Etc. ..................................  33
  Section 6.02      Compliance with Laws Etc. ..................................  34
  Section 6.03      Payment of Taxes and Claims, Etc. ..........................  34
  Section 6.04      Keeping of Books. ..........................................  34
  Section 6.05      Visitation, Inspection, Etc. ...............................  34
  Section 6.06      Insurance; Maintenance of Properties. ......................  34
  Section 6.07      Reporting Covenants. .......................................  35
  Section 6.08      Financial Covenants. .......................................  38
  Section 6.09      Notices Under Certain Other Indebtedness. ..................  39
  Section 6.10      Additional Guarantors. .....................................  39
  Section 6.11      Financial Statements; Fiscal Year. .........................  39
  Section 6.12      Ownership of Guarantors. ...................................  39

ARTICLE VII      NEGATIVE COVENANTS ............................................  39
  Section 7.01      Indebtedness. ..............................................  40
  Section 7.02      Liens. .....................................................  40
  Section 7.03      Mergers, Acquisitions, Sales, Etc. .........................  41
  Section 7.04      Investments, Loans, Etc. ...................................  42
  Section 7.05      Sale and Leaseback Transactions. ...........................  43
  Section 7.06      Transactions with Affiliates. ..............................  43
  Section 7.07      Optional Prepayments. ......................................  44
  Section 7.08      Chances in Business. .......................................  44
  Section 7.09      ERISA. .....................................................  44
  Section 7.10      Additional Negative Pledge. ................................  44
  Section 7.11      Payment Restrictions Affecting Consolidated Companies. .....  44
  Section 7.12      Actions Under Certain Documents. ...........................  45

ARTICLE IX       EVENTS OF DEFAULT .............................................  47

  Section 9.01      Payments. ..................................................  47
  Section 9.02      Covenants Without Notice. ..................................  47
  Section 9.03      Other Covenants. ...........................................  47
  Section 9.04      Representations. ...........................................  47
  Section 9.05      Non-Payments of Other Indebtedness. ........................  48
  Section 9.06      Defaults Under Other Agreements ............................  48
  Section 9.07      Bankruptcy. ................................................  48
  Section 9.08      ERISA. .....................................................  48
  Section 9.09      Money Judgment. ............................................  49
  Section 9.10      Ownership of Credit Parties. ...............................  49
  Section 9.11      Change in Control of Borrower. .............................  49
  Section 9.12      Default Under Other Credit Documents. ......................  49
  Section 9.13      Attachments. ...............................................  50

ARTICLE X        MISCELLANEOUS .................................................  50
  Section 10.01     Notices. ...................................................  50
  Section 10.02     Amendments, Etc. ...........................................  50
  Section 10.03     No Waiver; Remedies Cumulative. ............................  51
  Section 10.04     Payment of Expenses Etc. ...................................  51
  Section 10.05     Right of Setoff. ...........................................  52
  Section 10.06     Benefit of Agreement. ......................................  52
  Section 10.07     Governing Law; Submission to Jurisdiction. .................  54
  Section 10.08     Counterparts. ..............................................  55
  Section 10.09     Effectiveness; Survival. ...................................  55
  Section 10.10     Severability. ..............................................  55
  Section 10.11     Independence of Covenants. .................................  55
  Section 10.12     Change in Accounting Principles; Fiscal Year or Tax Laws. ..  56
  Section 10.13     Headings Descriptive; Entire Agreement. ....................  56
  Section 10.14     Time is of the Essence. ....................................  56
  Section 10.15     Usury. .....................................................  56
  Section 10.16     Construction. ..............................................  56
  Section 10.17     Waiver of Effect of Corporate Seal. ........................  56

                                    SCHEDULES

Schedule 5.01           Organization and Ownership of Subsidiaries
Schedule 5.11           Employee Benefit Matters
Schedule 5.14           Conflicting Agreements
Schedule 5.15(a)        Environmental Compliance
Schedule 5.22           Intercompany Loans
Schedule 7.01(b)        Existing Indebtedness
Schedule 7.02           Existing Liens


                                    EXHIBITS

Exhibit A               Form of Assignment and Acceptance
Exhibit B               Form of Term Credit Note
Exhibit C               Form of Closing Certificate

                        REAL ESTATE TERM CREDIT AGREEMENT

                  THIS REAL ESTATE TERM CREDIT AGREEMENT, dated as of May 31, 2002 (the "Agreement") by and among HUGHES SUPPLY SHARED SERVICES, INC., a Delaware corporation ("Borrower"), HUGHES SUPPLY, INC., a Florida corporation ("Parent"), and SUNTRUST BANK, a Georgia banking corporation (the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, Borrower and Parent have requested that the Lender establish a $25,000,000 real estate term credit facility in favor of Borrower, and the Lender is willing to establish such real estate term credit facility in favor of Borrower subject to the terms and conditions set forth below;

                  NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

                  Section 1.01 Definitions. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant hereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

                  "1999 Line of Credit Agreement" shall mean that certain Line of Credit Agreement, dated as of January 26, 1999, by and among Parent, SunTrust Bank, Central Florida, National Association (now SunTrust Bank), as Administrative Agent, First Union National Bank, as Documentation Agent, NationsBank N.A., as Syndication Agent, SouthTrust Bank, National Association, as Co-Agent, and the banks and lending institutions from time to time parties thereto, as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "1999 Revolving Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of January 26, 1999, by and among Parent, SunTrust Bank, Central Florida, National Association (now SunTrust Bank), as Administrative Agent, First Union National Bank, as Documentation Agent, NationsBank N.A., as Syndication Agent, SouthTrust Bank, National Association, as Co-Agent, and the banks and lending institutions from time to time parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Adjusted LIBO Rate" shall mean with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurodollar liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D). The Lender shall promptly notify Borrower of any such reserve requirements that become applicable.

                  "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Term Credit Loans, which Advance shall be made or outstanding as a Base Rate Advance or Eurodollar Advance, as the case may be.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

                  "Agreement" shall mean this Real Estate Term Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

                  "Applicable Facility Fee Percentage" shall mean the percentage designated below based on Parent's Leverage Ratio for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to
Section 6.07(a) or (b):

--------------------------------------------------------------------------------
              Leverage Ratio                           Applicable Facility Fee
                                                      Percentage for Term Credit
                                                             Commitment:
--------------------------------------------------------------------------------
            Less than 0.40:1.00                                 0.150%

--------------------------------------------------------------------------------
    Greater than or equal to 0.40:1.00                          0.175%
          But less than 0.45:1.00
--------------------------------------------------------------------------------
    Greater than or equal to 0.45:1.00                          0.200%
          But less than 0.50:1.00
--------------------------------------------------------------------------------
    Greater than or equal to 0.50:1.00                          0.250%
          But less than 0.55:1.00
--------------------------------------------------------------------------------
    Greater than or equal to 0.55:1.00                          0.300%
--------------------------------------------------------------------------------

provided, however, that:

                           (a) The Applicable Facility Fee Percentage in effect
                  as of the date of execution and delivery of this Agreement is 0.175% and such percentage shall remain in effect until such time as the Applicable Facility Fee Percentage may be adjusted as hereinafter provided;

                           (b) Adjustments, if any, to the Applicable Facility
                  Fee Percentages based on changes in the ratios set forth above shall be made and become effective (i) on the first day of the fiscal quarter immediately following delivery of the financial statements required pursuant to Section 6.07(b), and (ii) on the first day of the second fiscal quarter immediately following the last day of any fiscal year of Parent; and

                           (c) Notwithstanding the foregoing, at any time during
                  which the financial statements and certificates when required by Section 6.07(a) and (b), as the case may be, have not been delivered to the Lender when due, the Applicable Facility Fee Percentage shall be 0.300% until such time as the delinquent financial statements are delivered at which time the Applicable Facility Fee Percentage shall be reset as provided above.

                  "Applicable Margin" shall mean the percentage designated below based on Parent's Leverage Ratio for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.07(a) or
(b):

--------------------------------------------------------------------------------
            Leverage Ratio                            Applicable Margin for
                                                        Term Credit Loans

--------------------------------------------------------------------------------
          Less than 0.40:1.00                                 1.025%
--------------------------------------------------------------------------------
       Greater than or equal to
   0.40:1.00 but less than 0.45:1.00                          1.125%
--------------------------------------------------------------------------------
       Greater than or equal to
   0.45:1.00 but less than 0.50:1.00                          1.375%
--------------------------------------------------------------------------------
       Greater than or equal to
   0.50:1.00 but less than 0.55:1.00                          1.500%
--------------------------------------------------------------------------------
       Greater than or equal to
               0.55:1.00                                      1.750%
--------------------------------------------------------------------------------

provided, however, that:

                           (a) The Applicable Margin in effect as of the date of
                  execution and delivery of this Agreement is 1.125 and such percentage shall remain in effect until such time as the Applicable Margin may be adjusted as hereinafter provided;

                           (b) Adjustments, if any, to the Applicable Margin
                  based on changes in the ratios set forth above shall be made and become effective (i) on the first day of the fiscal quarter immediately following delivery of the financial statements required pursuant to Section 6.07(b), and (ii) on the first day of the second fiscal quarter immediately following the last day of any fiscal year of Parent; and

                           (c) Notwithstanding the foregoing, at any time during
                  which the financial statements and certificates when required by Section 6.07(a) and (b), as the case may be, have not been delivered to the Lender when due, the Applicable

                  Margin shall be 1.750% until such time as the delinquent financial statements are delivered at which time the Applicable Margin shall be reset as provided above.

                  "Asbestos Laws" means the common law in all federal, state and local and foreign jurisdictions and other laws in such jurisdictions, and regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect relating to or concerning asbestos or asbestos-containing material, including without limitation, exposure to asbestos or asbestos-containing material.

                  "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by the Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A attached hereto.

                  "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. (S) 101 et seq.).

                  "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (a) the rate which the Lender designates from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's prime lending rate.

                  "Base Rate Advance" shall mean an Advance bearing interest based on the Base Rate.

                  "Base Rate Loan" shall mean any Term Credit Loan hereunder which bears interest at the Base Rate.

                  "Borrowing" shall mean the incurrence by Borrower of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

                  "Business Day" shall mean, with respect to Eurodollar Loans, any day other than a day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London interbank market, and with respect to all other Term Credit Loans and matters, any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Atlanta, Georgia, or Orlando, Florida.

                  "Capitalized Lease Obligations" shall mean all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the books of the lessee.

                  "CERCLA" has the meaning set forth in Section 5.15(a) of this Agreement.

                  "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Parent evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of Parent to require that such Indebtedness of Parent be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Borrower or Parent, as the case may be, to be accelerated in any respect, as a result of a change in ownership of the capital stock of Parent or voting rights with respect thereto.

                  "Closing Date" shall mean the later of (i) May 31, 2002 or
(ii) the date on which the initial Term Credit Loan is made and the conditions set forth in Section 4.01 are satisfied or waived in accordance with Section 9.02.

                  "Consolidated Amortization" shall mean, for any fiscal period of Parent, amortization of the Consolidated Companies for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Companies" shall mean, collectively, Borrower, Parent and all of Parent's other Subsidiaries.

                  "Consolidated Depreciation" shall mean, for any fiscal period of Parent, depreciation of the Consolidated Companies for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITR" shall mean, for any fiscal period of Parent, an amount equal to Consolidated Net Income (Loss) for such period, plus to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Tax Expense for such period, (ii) Consolidated Interest Expense for such period, and (iii) Consolidated Rental Expense for such period.

                  "Consolidated EBITDAR" shall mean, for any fiscal period of Borrower, an amount equal to Consolidated Net Income (Loss) for such period plus to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Interest Expense for such period, (ii) Consolidated Tax Expense for such period, (iii) Consolidated Depreciation for such period, (iv) Consolidated Amortization for such period and (v) Consolidated Rental Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any fiscal period of Parent, total interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with the GAAP and any program costs incurred in connection with sales of accounts receivable pursuant to a securitization program) of the Consolidated Companies for such period, determined on a consolidated basis.

                  "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Parent, the net income (or loss) of the Consolidated Companies for such period (taken as a single accounting period) determined on a consolidated basis in conformity with GAAP; provided that there shall be excluded therefrom
(i) any items of gain or loss which were included in determining such Consolidated Net Income and were not realized in the ordinary course of business or the result of a sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any party accrued prior to the date such becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries, or such party's assets are acquired by any Consolidated Company, unless such party is acquired in a transaction accounted for as a pooling of interests.

                  "Consolidated Net Worth" shall mean as of the date of determination, Parent's total shareholders' equity of such date as determined in accordance with GAAP.

                  "Consolidated Rental Expense" shall mean, for any fiscal period of Parent, total operating lease expense of the Consolidated Companies for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tax Expense" shall mean, for any fiscal period of Parent, tax expense of the Consolidated Companies for such period determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

                  "Credit Documents" shall mean, collectively, this Agreement, the Term Credit Note, the Guaranty Agreement, and all other Security Documents, if any.

                  "Credit Parties" shall mean, collectively, each of Borrower, Parent, the other Guarantors, and every other Person who, from time to time, executes a Credit Document with respect to all or any portion of the Obligations.

                  "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States of America, or any state thereof, or organized under the laws of any other country with a Lending Office in the United States of America, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank and (ii) any Lender or any Affiliate of any Lender.

                  "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, Asbestos Laws), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C.(S) 7401 et seq.), (ii) the Clean Water Act (33 U.S.C.(S) 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C.(S) 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C.(S) 2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.(S) 9601 et seq.).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

                  "Eurodollar Advance" shall mean an Advance bearing interest based on the Adjusted LIBO Rate.

                  "Eurodollar Loan" shall mean any Term Credit Loan hereunder which bears interest based on the Adjusted LIBO Rate.

                  "Event of Default" shall have the meaning set forth in Article VIII.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                  "Executive Officer" shall mean with respect to Borrower or Parent, the President, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties of Borrower or Parent, as the case may be, and with respect to any other Credit Party, the President.

                  "Existing Synthetic Lease" shall mean, collectively, (i) that certain Master Agreement dated as of June 22, 2001 among Parent, as "Guarantor," Parent and certain of its Subsidiaries that may become party thereto, as "Lessees," Atlantic Financial Group, LTD., as "Lessor," the certain financial institutions party thereto, as "Lenders," and Lender, as "Agent" and (ii) that certain Master Lease Agreement dated as of June 22, 2001 between Atlantic Financial Group, LTC, as "Lessor," and Parent with certain of its Subsidiaries, and "Lessees."

                  "Extension of Credit" shall mean the making of a Term Credit Loan or the conversion of a Term Credit Loan of one Type into a Term Credit Loan of another Type.

                  "Facility" or "Facilities" shall mean the Term Credit Commitment and Term Credit Loans.

                  "Facility Fee" shall have the meaning assigned to such term in
Section 3.05(a).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

                  "Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio of (A) Consolidated EBITDAR to (B) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense, in each case measured for the four fiscal quarter period ending on such date (or if such date is not the last day of any fiscal quarter, for the four fiscal quarter period ending immediately prior to such date).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis and subject to the terms of Section 1.02.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Guarantors" shall mean, collectively, Parent and each Material Subsidiary of Parent that has executed the Guaranty Agreement as of the Closing Date, together with all other Material Subsidiaries that hereafter execute supplements to the Guaranty Agreement, and their respective successors and permitted assigns.

                  "Guaranty Agreement" shall mean the Guaranty Agreement, dated as of the date hereof, executed by certain of Parent's Material Subsidiaries in favor of the Lender, as the same may be amended, restated or supplemented from time to time.

                  "Hazardous Materials" shall mean oil, petroleum or chemical liquids or solids, liquid or gaseous products, asbestos, or any other hazardous waste or hazardous substances, including, without limitation, hazardous medical waste or any other substance described in any Hazardous Materials Law.

                  "Hazardous Materials Law" shall mean the Comprehensive Environmental Response Compensation and Liability Act as amended by the Super Fund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601, the Resource Conservation and Recovery Act, 42 U.S.C.(S) 6901, the state hazardous waste laws, as such laws may from time to time be in effect, and related regulations, and all similar laws and regulations.

                  "Hazardous Substances" has the meaning assigned to that term in CERCLA.

                  "Hughes Family" shall mean (i) David H. Hughes, Vincent S. Hughes, Russell V. Hughes, (ii) any of their direct family members (including, without limitation, lineal ancestors and descendants, siblings, and lineal descendants of siblings), (iii) any trusts and profit sharing plans and stock option plans established for the sole benefit of the foregoing, and (iv) the heirs and personal representatives of the foregoing.

                  "Indebtedness" of any Person shall mean, without duplication
(i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Guaranteed Indebtedness of such Person (including contingent reimbursements obligations under undrawn financial letters of credit but not performance letters of credit) (iii) all Capitalized Lease Obligations; (iv) all Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) all obligations or other liabilities under currency contracts, interest rate contracts, interest rate protection agreements, or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, there shall be included all obligations of such Person of the character referred to in clauses (i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable except to the extent that such obligations (x) have been defeased in accordance with the terms of the applicable instruments governing such obligations and (y) the accounts or other assets dedicated to such defeasance are not included as assets on the balance sheet of such Person.

                  "Intercompany Loan Documents" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements, to the extent that they exist, relating in any manner to the Intercompany Loans.

                  "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 5.22 and (ii) those loans or other extensions of credit made by any

Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 7.01 or as may otherwise be approved in writing by the Lender.

          "Interest Period" shall mean with respect to Eurodollar Advances, the period of 1, 2, 3 or 6 months selected by Borrower, subject to customary adjustments in duration; provided, that (a) the first day of an Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day for Eurodollar Loans shall be extended to the next succeeding Business Day for Eurodollar Loans, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day for Eurodollar Loans, and (c) Borrower may not elect an Interest Period that would extend beyond the Term Credit Termination Date.

          "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

          "Lender" shall have the meaning assigned in the introductory paragraph hereto.

          "Lending Office" shall mean the office Lender may designate in writing from time to time to Borrower.

          "Leverage Ratio" shall mean, as of any date of determination, the ratio of Total Funded Debt as of such date to Total Capitalization as of such date.

          "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. dollars for a period comparable to the Interest Period appearing on the Telerate Page 3750, as of 11:00 a.m. London time on the day that is two business days prior to the Interest Period. If at least two such rates appear on the Telerate Page 3750, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%. If the foregoing rate is unavailable from the Telerate Page 3750 for any reason, then such rate shall be determined by the Lender from the Reuters Screen LIBOR Page, or if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Lender to Borrower; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capital lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Materially Adverse Effect" shall mean the occurrence of an event which would (i) cause the recognition of a liability, as required by Statement of Financial Accounting Standards No. 5, in the current quarter financial statements in the amount of $15,000,000 or more, or (ii) cause an auditor to have a substantial doubt about the ability of Parent or Borrower to continue as a going concern after consideration of management's plans as described in Statement of Auditing Standards, No. 59.

          "Material Subsidiary" shall mean each Subsidiary of Parent, now existing or hereinafter established or acquired, that at any time prior to the Term Credit Termination Date, has or acquires total assets in excess of $1,000,000 or that accounted for or produced more than 5% of the Consolidated EBITR of Parent on a consolidated basis during any of the three most recently completed fiscal years of Parent.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Notice of Borrowing" shall have the meaning provided in Section 3.01.

          "Notice of Continuation/Conversion" shall have the meaning provided in
Section 3.01.

          "Obligations" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Term Credit Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement obligations, payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "Parent" shall have the meaning assigned in the introductory paragraph hereto.

          "Payment Office" shall mean the "Payment Office" listed on the signature page to this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor thereto.

          "Permitted Liens" shall mean those Liens expressly permitted by
Section 7.02.

          "Person" shall mean and shall include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated association, a government or any department or agency thereof and any other entity whatsoever.

          "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

          (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

          (ii) ERISA Plans- any "employee benefit plan" as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

          (iii) Other Employee Fringe Benefits- any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

          "Requested Commitment Amount" shall have the meaning assigned to it in
Section 3.03.

          "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Security Documents" shall mean, collectively, the Guaranty Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations or the amounts owed pursuant to the Guaranty Agreement, in each case, as the same may be amended, restated, or supplemented from time to time.

          "Subordinated Debt" shall mean all Indebtedness of Borrower, Parent and Parent's other Subsidiaries subordinated to all obligations of Borrower, Parent and Parent's other Subsidiaries or any other Credit Party arising under this Agreement, the Term Credit Note and the Guaranty Agreement on terms and conditions satisfactory in all respects to the Lender, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Lender.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "Telerate" shall mean, when used in connection with any designated page and "LIBOR," the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to "LIBOR").

          "Term Credit Loans" or "Loans" shall mean, collectively, the term credit loans made to Borrower by the Lender pursuant to Section 2.01.

          "Term Credit Commitment" or "Commitment" shall mean Twenty Five Million and No/100 Dollars ($25,000,000.00) as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to
Section 2.03 or any amendment thereof pursuant to Section 9.02.

          "Term Credit Termination Date" shall mean the earlier of (i) July 31, 2005, and (ii) the date on which the Term Credit Commitment is terminated in accordance with Article VIII.

          "Term Credit Note" or "Note" shall mean that certain promissory note evidencing the Term Credit Loans in substantially the form of Exhibit B attached hereto.

          "Total Capitalization" shall mean, as of any date of determination, the sum of (i) Total Funded Debt plus (ii) Consolidated Net Worth as of such date.

          "Total Funded Debt" shall mean all Indebtedness of the Consolidated Companies that by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendable at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Total Funded Debt shall include, as at any date of determination, any portion of such Indebtedness outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment, or final payment at maturity) and shall also include all Indebtedness of the Consolidated Companies for borrowed money under a line of credit, guidance line, revolving credit, bankers acceptance facility or similar arrangement for borrowed money, including, without limitation, all unpaid drawings under letters of credit and unreimbursed amounts pursuant to letter of credit reimbursement agreements, regardless of the maturity date thereof.

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

          "United States of America" shall mean the fifty (50) States and the District of Columbia.

          "Wholly Owned Subsidiary" shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or indirectly.

          Section 1.02 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

          Section 1.03 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section 1.04 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                   ARTICLE II

                             TERM CREDIT COMMITMENT

          Section 2.01 Term Credit Commitment; Use of Proceeds.


          (a) Subject to and upon the terms and conditions herein set forth, the Lender agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Term Credit Termination Date, Term Credit Loans in an aggregate amount outstanding at any time not to exceed the Term Credit Commitment. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Credit Loans.

          (b) Each Term Credit Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings comprised of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Term

Credit Loans comprised of Eurodollar Advances shall not be less than $5,000,000 or a greater integral multiple of $100,000. The aggregate principal amount of each Borrowing of Term Credit Loans comprised of Base Rate Advances shall not be less than $1,000,000 or a greater integral multiple of $100,000. The parties hereto agree that the aggregate principal balance of the Term Credit Loans shall at no time exceed the Term Credit Commitment.

               (c) The proceeds of the Term Credit Loans shall be used solely to pay costs and expenses incurred in connection with the construction of Borrower's headquarters located in Orlando, Florida.

               Section 2.02 Term Credit Note; Repayment of Principal.

               (a) Borrower's obligations to pay the principal of, and interest on, the Term Credit Loans shall be evidenced by the records of the Lender and by the Term Credit Note payable to the Lender (or the assignee of the Lender) completed in conformity with this Agreement.

               (b) All outstanding principal amounts under the Term Credit Loans shall be due and payable in full on the Term Credit Termination Date.

               Section 2.03 Voluntary Reduction of Term Credit Commitment. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Lender, Borrower shall have the right, without premium or penalty, to terminate the Term Credit Commitment, in part or in whole, provided that (i) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (ii) no such reduction shall be permitted if prohibited or without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Term Credit Loans exceeds the amount of the Term Credit Commitment as so reduced, Borrower shall immediately repay the Term Credit Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 3.12 hereof.

                                   ARTICLE III

                               GENERAL LOAN TERMS

               Section 3.01 Funding Notices.

               (a) Whenever Borrower desires to make a Borrowing under its Term Credit Commitment, it shall give the Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing") at its Payment Office such Notice of Borrowing to be given prior to
(x) 11:00 A.M. (local time for the Lender) one (1) Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances and (y) 11:00 A.M. (local time for the Lender) three (3) Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M.

for Base Rate Advances and Eurodollar Advances shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

               (b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing of Term Credit Loans, which Borrowing consists of Base Rate Advances, into one or more Borrowings consisting of Eurodollar Advances or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Lender at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Continuation/Conversion") shall be given prior to 11:00 A.M. (local time for the Lender) on the date specified at the Payment Office of the Lender. Each such Notice of Continuation/Conversion shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Continuation/Conversion, Borrower shall be deemed to have elected to convert or continue such Borrowing as a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Lender shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

               (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice.

               Section 3.02 Disbursement of Funds. No later than 11:00 A.M. (local time for the Lender) on the date of each Borrowing of Term Credit Loans (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), the Lender will make available to Borrower the amount of such Borrowing in immediately available funds at the Payment Office of the Lender. The Lender will make available to Borrower the amounts (if any) by crediting such amount to Borrower's demand deposit account maintained with the Lender or, at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by Borrower, by the close of business on such Business Day.

               Section 3.03 Interest.

               (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Term Credit Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (on the basis of a 360-day year) equal to the applicable rates indicated below:

               (i) For Base Rate Advances--The Base Rate in effect from time to time; and

               (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

               (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Term Credit Loans and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

               (i) in the case of overdue principal and interest with respect to all Term Credit Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

               (ii) in the case of overdue principal and interest with respect to all other Term Credit Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Term Credit Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

provided that no Term Credit Loan shall bear interest after maturity, whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise at a rate per annum less than two percent (2.0%) per annum in excess of the rate of interest applicable thereto at maturity.

               (c) Interest on each Term Credit Loan shall accrue from and including the date of such Term Credit Loan to, but excluding, the date of any repayment thereof; provided that, if a Term Credit Loan is repaid on the same day made, one day's interest shall be paid on such Term Credit Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower in each year. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on each day which occurs every three months, as the case may be, after the initial date of such Interest Period. Interest on all Term Credit Loans shall be payable on any conversion of any Advances comprising such Term Credit Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

               (d) The Lender, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify Borrower by telephone (confirmed in writing) or in writing. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

               Section 3.04 Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of Term Credit Loans comprised of Eurodollar Advances,

Borrower shall select an interest period (each an "Interest Period") to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period, provided that:

               (a) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (c) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

               (d) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Term Credit Loans.

               Section 3.05 Fees. Borrower shall pay to the Lender, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Term Credit Termination Date based on the Applicable Facility Fee Percentage and the daily amount of the undrawn portion of the Term Credit Commitment, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Term Credit Termination Date.

               Section 3.06 Voluntary Prepayments of Borrowings.

               (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.07(c) below.

               (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Lender of any intended prepayment of (i) Base Rate Advances not less than one

Business Day prior to any such prepayments and (ii) Eurodollar Advances not less than three Business Days prior to any such prepayment. Such notice, once given, shall be irrevocable.

               (c)  Borrower, when providing notice of prepayment pursuant to
Section 3.06(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Term Credit Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances. All voluntary prepayments shall be applied to the payment of any unpaid interest before application to principal.

               Section 3.07 Payments, etc.

               (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Lender, not later than 2:00 P.M. (local time for the Lender) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office.

               (b) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Term Credit Note or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lender pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of the Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Term Credit Note and the other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required,
(B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Lender within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Lender and reimburse the Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by the Lender, absent manifest error, shall be final, conclusive and binding for all purposes.

               (c) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Term Credit Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each

Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Lender of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  Section 3.08 Interest Rate Not Ascertainable, etc. In the event that the Lender, in the case of the Adjusted LIBO Rate, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower and a summary of the basis for such determination. Until the Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lender to make or permit portions of the Term Credit Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

                  Section 3.09 Illegality.

                  (a) In the event that the Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by the Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower of such determination and a summary of the basis for such determination.

                  (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and the Lender's obligation to make Eurodollar Advances shall be immediately suspended, and the Lender shall make all Advances requested as Base Rate Advances, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Lender convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires.

                  Section 3.10 Increased Costs.

                  (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) the Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to the Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of the Lender or its applicable Lending Office imposed by the jurisdiction in which the Lender's principal executive office or applicable Lending Office is located); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender's Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on the Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by the Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by the Lender on Borrower, pay to the Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by the Lender in good faith and accompanied by a statement prepared by the Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (b) If the Lender shall advise Borrower that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10 (a) or any other circumstances beyond the Lender's reasonable control arising after the date of this Agreement affecting the Lender or the London interbank market or the Lender's position in such market, the Adjusted LIBO Rate, as determined by the Lender, will not adequately and fairly reflect the cost to the Lender of funding its Eurodollar Advances, then, and in any such event:

                  (i) the Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such advice;

                  (ii) Borrower's right to request and the Lender's obligation to make or permit portions of the Term Credit Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                  (iii) the Lender shall make a Term Credit Loan as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

                  Section 3.11 Lending Office. The Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of the Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to the Lender as determined by the Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower provided hereunder.

                  Section 3.12 Funding Losses. Borrower shall compensate the Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a borrowing of, or conversion to or continuation of Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

                  Section 3.13 Assumptions Concerning Funding of Eurodollar Advances. Calculation of all amounts payable to the Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of the Lender to a domestic office of the Lender in the United States of America; provided, however, that the Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article III.

                  Section 3.14 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that the Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by the Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the

Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance by an amount reasonably deemed by the Lender to be material, then within ten (10) Business Days after written notice and demand by the Lender, Borrower shall from time to time pay to the Lender additional amounts sufficient to compensate the Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by the Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.14 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by the Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

                  Section 3.15 Limitation on Certain Payment Obligations.

                  (a) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Section 3.07 no later than 90 days after the earlier of (i) the date on which the Lender makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon the Lender for payment of such Taxes.

                  (b) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 3.12 and 3.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

                  (c) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 3.10 and 3.14 no later than 90 days after the Lender receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

                  (d) In the event that the Lender fails to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender fails to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

                                   ARTICLE IV

                            CONDITIONS TO BORROWINGS

                  The obligations of the Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

                  Section 4.01 Conditions Precedent to Initial Term Credit Loan. At the time of the making of the initial Term Credit Loan hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Term Credit Loan (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Lender and any fees and expenses payable to the Lender as previously agreed with Borrower), shall have been paid in full, and the Lender shall have received the following, in form and substance reasonably satisfactory in all respects to the Lender:

                  (a) the duly executed counterparts of this Agreement;

                  (b) the duly completed Term Credit Note;

                  (c) the duly executed Guaranty Agreement;

                  (d) certificate of Borrower in substantially the form of Exhibit C attached hereto and appropriately completed;

                  (e) [reserved];

                  (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, applicable the execution, delivery and performance of the Credit Documents;

                  (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, (ii) the bylaws or comparable governing documents of such entities; and (iii) the certificate or articles of incorporation of each Credit Party;

                  (h) certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

                  (i) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                  (j) certified copies of the Intercompany Loan Documents, to the extent that they exist and have not previously been certified to the Lender;

                  (k) duly executed solvency certificates of Borrower, Parent, and each of the other Guarantors, in form and substance satisfactory to the Lender;

                  (l) acknowledgment from CSC Network Corporation System, Inc. as to its appointment as agent for service of process for the various Credit Parties;

                  (m) certified copies of indentures, credit agreements, leases, capital leases, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 7.01(b), in any single case in an amount not less than $500,000 and to the extent not previously certified to the Lender;

                  (n) certificates, reports and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy itself as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

                  (o) certificates, reports, environmental audits and investigations, and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy itself as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

                  (p) certificates, reports and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy itself as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

                  (q) a certificate of insurance summarizing, in form and detail reasonably acceptable to the Lender, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

                  (r) the favorable opinion of counsel to the Credit Parties addressed to the Lender;

                  (s) financial statements of Parent and its Subsidiaries, audited on a consolidated basis for the fiscal year ended on January 25, 2002 and unaudited on a consolidated basis for the fiscal quarter ended on January 25, 2002; and

                  (t) arrangements satisfactory to the Lender in its sole discretion that the Existing Synthetic Lease and any related financing agreements and collateral instruments are being terminated and released, that any interest, fees, principal, rents, and other amounts owing under the Existing Synthetic Lease and related financing agreements through the Closing Date will be paid in full from the initial Term Credit Loan, that any collateral instruments affecting any real and personal property subject to the Existing Synthetic Leases have been released, and that any such real and personal property has been conveyed to one or more of the Credit Parties, in each case together with evidence satisfactory to the Lender that arrangements have been made for any appropriate recording of such terminations, releases and conveyances, and payment of any filing and recording fees, costs, and expenses, including any transfer taxes and other amounts payable in respect thereof

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Lender, as of the time the initial Term Credit Loan is made hereunder:

                  (x) the Term Credit Loan to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

                  (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Lender; and

                  (z) the status of all pending and threatened litigation (including products liability and patent claims) which might result in a Materially Adverse Effect, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Lender and the Lender shall be satisfied with such status.

                  Section 4.02 Conditions to All Term Credit Loans. At the time of the making of each Term Credit Loan (before as well as after giving effect to such Term Credit Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

                  (a) there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Borrower or Parent contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Term Credit Loan;

                  (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.03, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

                  (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower or Parent, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es)or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

                  (e) the Term Credit Loan to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower or Parent; and

                  (f) the Lender shall have received such other documents or legal opinions as the Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender.

Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower and Parent, as of the date of the Term Credit Loans comprising such Borrowing, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Each of Borrower and Parent represents, warrants and covenants to Lender that:

                  Section 5.01 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Parent is a corporation duly organized and existing in good standing under the laws of the State of Florida. Each other Subsidiary of Parent is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower, Parent and each of Parent's other Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower, Parent and each of Parent's other Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary of Parent as of the date of this Agreement is accurately described on Schedule 5.01. Schedule 5.01 also designates the Material Subsidiaries as of the Closing Date.

                  Section 5.02 Corporate Authority. The execution and delivery by Borrower, Parent and the other Guarantors of and the performance by Borrower, Parent and the other Guarantors of their obligations under the Credit Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Borrower, Parent and the other Guarantors and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Borrower, Parent or the other Guarantors, or any indenture, agreement or other instrument to which Borrower, Parent or the other Guarantors are a party or by which Borrower, Parent or the other Guarantors or any of their properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

                  Section 5.03 Financial Statements. Parent has furnished the Lender with the following financial statements: (i) consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow of Parent for the fiscal year ended on January 25, 2002, audited by PriceWaterhouseCoopers LLP and (ii) unaudited consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow of Parent for the fiscal quarter ending on January 25, 2002. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year end adjustments), have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show, in the case of audited statements, all liabilities, direct or contingent, of Parent and its Subsidiaries, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of operations of Parent and its Subsidiaries for the periods indicated therein. There has been no material adverse change in the business, condition or operations, financial or otherwise, of Parent and its Subsidiaries since January 25, 2002.

                  Section 5.04 Tax Returns. Each of Borrower, Parent and Parent's other Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the executive officers of Borrower, Parent and Parent's other Subsidiaries, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

                  Section 5.05 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of either Borrower or Parent, threatened against or affecting Borrower, Parent or any of Parent's other Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which might result in any Materially Adverse Effect.

                  Section 5.06 Representations; No Defaults. At the time of each Extension of Credit there shall exist no Default or Event of Default, and each Extension of Credit shall be deemed a renewal by Borrower and Parent of the representations and warranties contained in this Agreement and an affirmative statement by Borrower and Parent that such representations and warranties are true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time.

                  Section 5.07 Title to Properties. Each of Borrower, Parent and Parent's other Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including such real properties reflected in the consolidated balance sheet of Parent and Parent's Subsidiaries as of January 25, 2002, hereinabove described (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 7.02 and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the consolidated balance sheet of Parent and its Subsidiaries at January 25, 2002, hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 7.02. Each of Borrower, Parent and Parent's other Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

                  Section 5.08 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of Borrower and Parent enforceable against Borrower and Parent, in accordance with its terms, and the Term Credit Note, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the enforceability of the Term Credit Note and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

                  Section 5.09 No Consent. No consent, permission, authorization, order or license of any governmental authority or Person is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents, or in order to constitute the indebtedness to be incurred hereunder and under the Term Credit Note and the other Credit Documents as "Senior Debt" or any similar term defined within the documents evidencing any Subordinated Debt.

                  Section 5.10 Use of Proceeds; Federal Reserve Regulations. The proceeds of the Term Credit Note will be used solely for the purposes specified in Section 2.01(c) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

                  Section 5.11 ERISA.

                  (a) Identification of Certain Plans. Schedule 5.11 hereto sets forth all Plans of Borrower, Parent and Parent's other Subsidiaries;

                  (b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliances (when taken as a whole) that will not have a Materially Adverse Effect;

                  (c) Liabilities. Neither Borrower, nor Parent nor any Subsidiary of Parent is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect; and

                  (d) Funding. Borrower, Parent and each ERISA Affiliate of Borrower or Parent, as the case may be, has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such non-payment would not have a Materially Adverse

Effect. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) except as disclosed on Schedule 5.11. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Tax Code, and no request for such waiver or extension is pending.

               Section 5.12 Subsidiaries. All the outstanding shares of stock of each such Subsidiary of Parent have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such Schedule 5.01, are owned by Parent or a Wholly Owned Subsidiary of Parent free of any Lien or claim.

               Section 5.13 Outstanding Indebtedness. As of the date of closing and after giving effect to the transactions contemplated by this Agreement, neither Borrower, nor Parent nor any of Parent's other Subsidiaries has outstanding any Indebtedness except as permitted by Section 7.01 and there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

               Section 5.14 Conflicting Agreements. Neither Borrower, nor Parent, nor any of Parent's other Subsidiaries is a party to any contract or agreement or other burdensome restrictions or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower, Parent or any of Parent's other Subsidiaries pursuant to, the charter or By-Laws of Borrower, Parent or any of Parent's other Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower, Parent or any of Parent's other Subsidiaries is subject, and neither Borrower, nor Parent, nor any of Parent's other Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Borrower, Parent or any of Parent's other Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Term Credit Note or contains dividend or redemption limitations on Common Stock of Borrower or Parent, or any of Parent's other Subsidiaries, except for this Agreement, the 1999 Revolving Credit Agreement, the 1999 Line of Credit Agreement, Borrower's Articles of Incorporation, Parent's Articles of Incorporation and those matters listed on Schedule 5.14 attached hereto.

               Section 5.15 Pollution and Other Regulations.

               (a) Each of Borrower, Parent and Parent's other Subsidiaries has complied in all material respects with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any liability or potential liability (including any liability relating to matters set forth on Schedule 5.15(a)) except as set forth on Schedule 5.15(a), under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

               (b) Neither Borrower, nor Parent, nor any of Parent's other Subsidiaries has received a written request for information under CERCLA, any other Environmental Laws or any comparable state law, or any public health or safety or welfare law or written notice that any such entity has been identified as a potential responsible party under CERCLA, and other Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law, or any other Environmental Laws.

               (c) Each of Borrower, Parent and Parent's other Subsidiaries has obtained all permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental Laws and each such authorization is in full force and effect.

               (d) Each of Borrower, Parent and Parent's other Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and each of Borrower and Parent will use its best efforts to comply, and to cause each of Parent's other Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Borrower, Parent or any of Parent's other Subsidiaries may then be doing business.

               Section 5.16 Possession of Franchises, Licenses, Etc. Each of Borrower, Parent and Parent's other Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither Borrower, nor Parent, nor any of Parent's other Subsidiaries is in violation of any thereof in any material respect.

               Section 5.17 Patents, Etc. Each of Borrower, Parent and Parent's other Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of Borrower, Parent or any of Parent's other Subsidiaries or any of their respective directors and officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower, Parent or any of Parent's other

Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting Borrower, Parent or any of Parent's other Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition or operations of, Borrower, Parent or any of Parent's other Subsidiaries.

               Section 5.18 Governmental Consent. Neither the nature of Borrower, Parent or any of Parent's other Subsidiaries nor any of their respective businesses or properties, nor any relationship between Borrower, Parent and any other Person, nor any circumstance in connection with the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower, Parent or any of Parent's other Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Credit Documents.

               Section 5.19 Disclosure. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to the Lender by or on behalf of Borrower or Parent in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to Borrower or Parent which materially adversely affects or in the future may (so far as Borrower or Parent can now foresee) materially adversely affect the business, property or assets, financial condition or prospects of Borrower or Parent which has not been set forth in this Agreement or in the Credit Documents, certificates and written statements furnished to the Lender by or on behalf of Borrower or Parent prior to the date hereof in connection with the transactions contemplated hereby.

               Section 5.20 Insurance Coverage. Each property of Borrower, Parent or any of Parent's other Subsidiaries is insured within terms acceptable to the Lender for the benefit of Borrower, Parent or another Subsidiary of Parent in amounts deemed adequate by both Borrower's and Parent's management and no less than those amounts customary in the industry in which Borrower, Parent and Parent's other Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of Borrower, Parent or Parent's other Subsidiaries in the localities where such properties are located.

               Section 5.21 Labor Matters. Borrower, Parent and Parent's other Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of either Borrower's or Parent's respective Executive Officers, there are no such strikes, disputes, slow downs or work stoppages threatened against Borrower, Parent or any of Parent's other Subsidiaries. The hours worked and payment made to employees of Borrower, Parent and Parent's other Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters.

All payments due from Borrower, Parent and Parent's other Subsidiaries, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of Borrower, Parent and Parent's other Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

               Section 5.22 Intercompany Loans; Dividends. The Intercompany Loans and the Intercompany Loan Documents, to the extent that they exist, have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity. There are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on the capital stock. Intercompany Loans as of the Closing Date are described in Schedule 5.22.

               Section 5.23 Burdensome Restrictions. None of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

               Section 5.24 Investment Company Act, Etc. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

               Section 5.25 Notice of Non-Compliance with Laws. Neither Borrower, nor Parent, nor any of Parent's other Subsidiaries has received notice of any violation of Law, statute, order, rule, regulation, or judgment entered by any court that may reasonably be expected to have a Materially Adverse Effect.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

               Each of Borrower and Parent covenants and agrees that so long as Borrower may borrow under this Agreement or so long as any indebtedness remains outstanding under the Term Credit Note that it will:

               Section 6.01 Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to do so would reasonably be expected to have a Materially Adverse Effect.

               Section 6.02 Compliance with Laws Etc. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws, subject to the exception set forth in
Section 6.07(f) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $10,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

               Section 6.03 Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

               Section 6.04 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

               Section 6.05 Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lender may reasonably request after reasonable prior notice to Borrower or Parent, as the case may be; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to either Borrower or Parent shall be required.

               Section 6.06 Insurance; Maintenance of Properties.

               (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such self-insurance and deductible provisions, as is customary for such companies under similar circumstances; provided, however, that in any event each of Borrower and Parent shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Lender, be excessive.

               (b) Cause, and cause each of the Consolidated Companies to ensure that, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

               Section 6.07 Reporting Covenants. Furnish or cause to be furnished to the Lender:

               (a) Annual Financial Statements. As soon as available and in any event within 95 days after the end of each fiscal year of Parent, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing reasonably acceptable to the Lender, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Parent (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Parent's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Parent's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Parent that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Parent's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

               (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Parent (the "Compliance Certificate") (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 6.08 and Sections 7.01 through 7.04;

               (d) Notice of Default. Promptly after any Executive Officer of Borrower or Parent has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Borrower or Parent specifying the nature thereof and the proposed response thereto;

               (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof which might have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

               (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $5,000,000 individually or in the aggregate;

               (g)  ERISA.

               (i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (x) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (y) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

               (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
          4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

               (iv) Upon the request of the Lender, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (v) Upon the request of the Lender, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (h) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 7.02;

               (i) Public Filings Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Parent to its public security holders, of all regular and periodic reports and all registration statements and prospectuses (other than registration statements filed on Form S-3 of the Securities and Exchange Commission regarding the issuance of restricted stock in acquisitions), if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower, Parent and the other Consolidated Companies;

               (j) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Parent in connection with each annual, interim, or special audit of Parent's consolidated financial statements;

               (k) Burdensome Restrictions Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.23, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.21;

               (l) New Material Subsidiaries. Simultaneously with the delivery of each Compliance Certificate, a written list of all Material Subsidiaries formed, acquired, or created from a transfer of assets or through any other event, during the period commencing on the Closing Date and ending on the date on which the first Compliance Certificate is delivered, and thereafter since the date of the most recently delivered Compliance Certificate; such written list shall include the name of each new Material Subsidiary, its state of incorporation, list of its officers and any other information that the Lender shall reasonably request.

               (m) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from Borrower, Parent or any other Guarantor to any other Consolidated Company that is not Borrower or a Guarantor (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $5,000,000 per transfer; and

               (n) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Lender may reasonably request from time to time.

               Section 6.08 Financial Covenants.

               (a) Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of greater than 1.50:1.00.

               (b) Leverage Ratio. Maintain as of the last day of each fiscal quarter, a Leverage Ratio of less than or equal to 0.60:1.00.

               (c) Minimum Net Worth. Maintain a Consolidated Net Worth of not less than (i) $3 65,000,000 plus (ii) 50% of Consolidated Net Income (but not Consolidated Net Loss) for each fiscal quarter ended after January 30, 1998 and on or prior to the date of determination.

               (d) Dividends. Not declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

               (i) dividends payable by Parent solely in shares of capital stock;

               (ii) any payments made for the repurchase of outstanding capital stock previously issued by Parent in an aggregate amount at any time not to exceed $60,000,000; and

               (iii) cash dividends declared and paid, and all other such payments made, by Parent after January 29, 1993, in an aggregate amount at any time not to exceed (x) $1,000,000, plus (y) 50% of Consolidated Net Income (or minus 100% of Consolidated Net Loss) earned during Borrower's fiscal year ended January 29, 1993, and thereafter (such period to be treated as one accounting period); provided, further, however, no such dividend or other payment may be declared or paid pursuant to clause (ii) or (iii) above unless no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

provided, further, however, no such dividend or other payment may be declared or paid pursuant to clause (ii) above unless no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

               Section 6.09 Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof, Borrower and Parent shall furnish the Lender a copy of any notice received by either of them or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 7.01 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision. Borrower and Parent agree to take such actions as may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Lender simultaneously with the furnishing thereof to Borrower and/or Parent, as the case may be, and that such requirement may not be altered or rescinded without the prior written consent of the Lender.

               Section 6.10 Additional Guarantors. Parent shall cause each new Material Subsidiary reported to the Lender pursuant to Section 6.07(l) above to execute and deliver to the Lender, simultaneously with the report given pursuant to Section 6.07(l) above, a supplement to the Guaranty Agreement, together with related documents of the kind described in Section 4.01, as appropriate, all in form and substance satisfactory to the Lender.

               Section 6.11 Financial Statements; Fiscal Year. Parent shall make no change in the dates of the fiscal year now employed for accounting and reporting purposes without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

               Section 6.12 Ownership of Guarantors. Each of Borrower and Parent shall maintain its percentage of ownership existing as of the date hereof of all Guarantors, and shall not decrease its ownership percentage in each Person which becomes a Guarantor after the date hereof, as such ownership exists at the time such Person becomes a Guarantor.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

               So long as any Term Credit Commitment remains in effect hereunder or the Term Credit Note shall remain unpaid, neither Borrower nor Parent will and neither Borrower nor Parent will permit any Subsidiary to:

               Section 7.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

               (a) Indebtedness under this Agreement, the 1999 Revolving Credit Agreement, and the 1999 Line of Credit Agreement;

               (b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 7.01 (b);

               (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 7.02(b) provided such purchase money Indebtedness does not exceed $20,000,000;

               (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

               (e) any Intercompany Loans; provided, however, that the aggregate principal amount of all Intercompany Loans made to any Consolidated Companies that are not Guarantors shall not exceed $5,000,000 in the any one time outstanding unless otherwise agreed in writing by the Lender;

               (f) other Subordinated Debt in form and substance acceptable to the Lender, and evidenced by its written consent thereto;

               (g) other Indebtedness not to exceed $75,000,000 at any one time outstanding;

               (h) Indebtedness consisting of (x) Series A Senior Notes dated on or about December 21, 2000 due November 30, 2003, with an average life of three years in the aggregate amount of $19,000,000 with an interest rate of 8.27%; (y) Series B Senior Notes dated on or about December 21, 2000 due November 30, 2005, with an average life of three years in the aggregate amount of $28,000,000 with an interest rate of 8.27%; and (z) Series C Senior Notes dated on or about December 21, 2000 due November 30, 2007, with an average life of five years in the aggregate amount of $103,000,000 with an interest rate of 8.42%; and

               (i) Indebtedness incurred in connection with financing the construction of Parent's new branch located in Miami, Florida; provided that the aggregate principal amount of Indebtedness incurred in connection with the Miami branch does not exceed $15,000,000.

               Section 7.02 Liens. Subject to the final sentence of this Section 7.02, create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness, other than:

               (a)  Liens existing on the date hereof disclosed on Schedule
7.02;

                  (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed $20,000,000;

                  (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

                  (f) any Lien on any property securing Indebtedness described in Section 7.01(i), incurred for the purpose of financing all or any part of the construction cost of such property and any refinancing thereof; provided that such Lien does not extend to any other property; and

                  (g) Liens (other than those permitted by paragraphs (a) through (f) of this Section 7.02) encumbering assets having an Asset Value not greater than $20,000,000 in the aggregate at any one time.

This Section 7.02 shall have no force or effect until the occurrence of one of the following events, whichever is first to occur: (x) each of the 1999 Revolving Credit Agreement and 1999 Line of Credit Agreement expires or is terminated, or (y) the provisions of Section 7.10 of each of the 1999 Revolving Credit Agreement and 1999 Line of Credit Agreement shall be modified or waived so as to permit this Section 7.02 to become effective without conflict therewith; and in either such case, this Section 7.02 shall automatically become effective without need of further action hereunder by Borrower, Parent, or the Lender.

                  Section 7.03 Mergers, Acquisitions, Sales, Etc. Merge or consolidate with any other Person, other than with Parent or Borrower, or another Guarantor, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item, (ii) sales of accounts receivable pursuant to a securitization program, provided further that any program costs incurred by Parent in pursuing such a program shall be considered interest under this Credit Agreement, (iii) other asset sales (including the stock of Subsidiaries) where, on the date of execution of a binding obligation to make such asset sale (provided that if the asset sale is not consummated within six (6) months of such execution, then on the date of consummation of such asset sale rather than on the date of execution of such binding obligation), the Asset Value of asset sales occurring after the Closing Date, taking into account the Asset Value of the proposed asset sale, would not exceed ten percent (10%) of Parent's Consolidated Net Worth, since the Closing Date, and (iv) sales of inventory in the ordinary course of business; provided, further, that the foregoing restrictions on mergers shall not apply to mergers involving Borrower or Parent and another entity, provided Borrower or Parent, as the case may be, is the surviving entity, and mergers between another Subsidiary of Parent and Parent or between other Subsidiaries of Parent provided that, in either case, upon consummation of such mergers, Borrower and Parent are in compliance with the other provisions hereof; provided, further, that the foregoing restrictions on asset purchases shall not apply to asset purchases by Parent to the extent that (i) after giving effect to such purchases, Parent is in compliance with Section 7.04 hereof and (ii) the Board of Directors or other governing body of such Person whose assets or stock is being purchased has approved the terms of such acquisition; provided, however, that no transaction pursuant to clauses (i), (ii) or (iii) or the second or third provisos above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

                  Section 7.04 Investments, Loans, Etc. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

                  (a) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 6.10 after the Closing Date; provided, however, nothing in this Section 7.04 shall be deemed to authorize an investment pursuant to this subsection (a) in any entity that is not a Subsidiary and a Guarantor prior to such investment;

                  (b) Investments in Subsidiaries, other than those Subsidiaries that are or become Guarantors under this Agreement, or persons that thereafter become Subsidiaries, in an aggregate amount not to exceed $25,000,000 unless otherwise consented to in writing by the Lender;

                  (c) Investments in other Persons that are not, and do not become, Subsidiaries in an aggregate amount not to exceed $25,000,000 unless otherwise consented to in writing by the Lender;

                  (d) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case supported by the full faith and credit of the United States of America and maturing within one year from the date of creation thereof;

                  (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                  (f) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by the Lender and any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any state thereof and has total assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                  (g) Investments made by Plans; and

                  (h) permitted Intercompany Loans on terms and conditions acceptable to the Lender.

                  Section 7.05 Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent that at the time any such property is sold and leased back, and after giving effect thereto, the aggregate amount paid (whether in cash or otherwise) for all such property sold and leased back by the Consolidated Companies since January 26, 1999 does not exceed five percent (5%) of the Consolidated Companies' total assets as reported in the most recent audited annual financial statements delivered to the Lender pursuant to Section 6.07(a).

                  Section 7.06 Transactions with Affiliates.

                  (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  (b) Subject to the final sentence of this Section 7.06(b), convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer. This Section 7.06(b) shall have no force or effect until the occurrence of one of the following events, whichever is first to occur: (x) each of the 1999 Revolving Credit Agreement and 1999 Line of Credit Agreement expires or is terminated, or (y) the provisions of Section 7.11 of each of the 1999 Revolving Credit Agreement and 1999 Line of Credit Agreement shall be modified or waived so as to permit this Section 7.06(b) to become effective without conflict therewith; and in either such case, this Section 7.06(b) shall automatically become effective without need of further action hereunder by Borrower or the Lender.

                  Section 7.07 Optional Prepayments. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Term Credit Note, (ii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and term credit facilities permitted pursuant to Section 7.01, (iii) Intercompany Loans made or outstanding pursuant to Section 7.01, and (iv) Subordinated Debt, in form and substance acceptable to the Lender, as evidenced by its written consent, issued to refinance existing Subordinated Debt.

                  Section 7.08 Chances in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole except where the Investment made, and other funds expended or committed with respect to such business, do not exceed $5,000,000 in each new business.

                  Section 7.09 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Lender, where such actions or failures could result in a Materially Adverse Effect.

                  Section 7.10 Additional Negative Pledge. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 7.01(a) or (b) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (ii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

                  Section 7.11 Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower, Parent, or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower, Parent, or any other Consolidated Company, except any consensual encumbrance or restriction existing under this Agreement, the 1999 Revolving Credit Agreement, or 1999 Line of Credit Agreement.

                  Section 7.12 Actions Under Certain Documents. Without the prior written consent of the Lender (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind any agreements or documents evidencing or governing Subordinated Debt or the senior Indebtedness permitted pursuant to Section 7.01 hereof, or make demand of payment or accept payment on any Intercompany Loans permitted by Section 7.01, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.

                                  ARTICLE VIII

                                    GUARANTY

                  Section 8.01 Parent Guaranty.

                  In consideration of the substantial direct and indirect benefits to be derived by Parent as a result of the Lender making the Term Credit Loans available to Borrower, Parent hereby absolutely, unconditionally and irrevocably, guarantees to the Lender the due and punctual payment and performance of the Term Credit Loans and all other Obligations of Borrower (including interest accruing during the pendency of any bankruptcy, insolvency, receivorship or other similar proceeding, regardless of whether allowed or allowable in such proceeding) as and when the same shall become due and payable, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to their terms (the obligations of Parent in respect of such guarantee, the "Parent Guaranty Obligations"). In case of failure by Borrower punctually to pay or perform the Term Credit Loans and all other Obligations, Parent hereby unconditionally and irrevocably agrees to cause such payment or performance to be made punctually as and when the same shall become due and payable, whether at maturity, by prepayment, declaration or otherwise, and as if such payment or performance were made by Borrower. The foregoing guarantee (the "Parent Guaranty") shall be a guarantee of payment and not of collection merely.

                  Section 8.02 Guarantee Unconditional. The obligations of Parent under this Article VIII shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower under this Agreement, the Term Credit Note or any other Credit Document, by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to this Agreement, the Term Credit Note or any other Credit Document;

                  (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of Borrower under this Agreement, the Term Credit Note or any other Credit Document;

                  (d) any change in the corporate existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, or any of its assets, or any resulting release or discharge of any obligation contained in this Agreement, the Term Credit Note or any other Credit Document;

                  (e) the existence of any claim, set off or other right which Parent may have at any time against Borrower, the Lender or any other person or entity, whether or not arising in connection with this Agreement, the Term Credit Note or any other Credit Document;

                  (f) any invalidity or unenforceability relating to or against Borrower for any reason of the whole or any provision of this Agreement, the Term Credit Note or other Credit Document, or any provision of Applicable Law purporting to prohibit the payment by Borrower of any Obligation, or any other amount payable by it under this Agreement, the Term Credit Note or any other Credit Document;

                  (g) any other act or omission to act or delay of any kind by Borrower, the Lender or any other person or entity, or any other circumstance whatsoever, that might constitute a legal or equitable discharge of the obligations of Parent under this Article VIII; or

                  (h) any future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Credit Documents.

                  Section 8.03 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Parent's obligations under this Article VIII shall remain in full force and effect until the Term Credit Loans and all other amounts payable by Borrower under this Agreement, the Term Credit Note and the other Credit Documents shall have been paid in full. If at any time any payment of the Term Credit Loans or any other amount payable by Borrower under this Agreement, the Term Credit Note or other Credit Documents is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Parent's obligation under this Article VIII with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

                  Section 8.04 Waiver. Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein or required by law, as well as any requirement that at any time any action be taken or, if commenced, be pursued thereafter with diligence, by any person or entity against Borrower or any other person or entity, or any collateral granted to secure the Term Credit Loans or the Parent Guaranty Obligations. Parent further waives any rights, defenses or claims of release or discharge from any of its obligations under this Article VIII as a consequence of any actions taken or failed to be taken by the Lender as set forth in Section 8.02 or otherwise.

                  Section 8.05 Waiver of Subrogation. Parent hereby waives, to the fullest extent permitted by law, as against Borrower and its assets, any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of Parent's payment or performance of the Parent Guaranty Obligations until the first year anniversary of the date on which all of the Obligations are paid in full. The preceding waiver is intended by Parent and the Lender to be for the benefit of Borrower and any of its successors or assigns as an absolute defense to any action by Parent against Borrower or its assets that arises out of Parent's having made any payment to the Lender with respect to any of the Obligations guaranteed hereunder. Upon the bankruptcy of Borrower, Lender's rights hereunder shall not be affected or impaired by its omission to prove all or any portion of its claim, and the Lender may, in its discretion, value or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting Parent's obligations hereunder.

                  Section 8.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be immediately payable in full by Parent hereunder.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                  Section 9.01 Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Term Credit Loans, or Borrower shall fail to make within five (5) Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder;

                  Section 9.02 Covenants Without Notice. Borrower or Parent shall fail to observe or perform any covenant or agreement contained in Sections 6.07, 6.08, 6.11, and Article VII;

                  Section 9.03 Other Covenants. Borrower or Parent shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's or Parent's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower or Parent by the Lender

                  Section 9.04 Representations. Any representation or warranty made or deemed to be made by Borrower, Parent, or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Lender by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

                  Section 9.05 Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate including, without limitation, Indebtedness outstanding under the 1999 Revolving Credit Agreement and 1999 Line of Credit Agreement;

                  Section 9.06 Defaults Under Other Agreements Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate including, without limitation, Indebtedness outstanding under the 1999 Revolving Credit Agreement and 1999 Line of Credit Agreement, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                  Section 9.07 Bankruptcy. Borrower, Parent or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
     Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

                  Section 9.08 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                  (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
          Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                  (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

     and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

                  Section 9.09 Money Judgment. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower, Parent, or any other Consolidated Company and such judgment or order shall continue unsatisfied in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

                  Section 9.10 Ownership of Credit Parties. If Parent shall at any time fail to own and control all the voting stock of Borrower or any other Guarantor, either directly or indirectly through a Wholly Owned Subsidiary of Parent;

                  Section 9.11 Change in Control of Borrower. (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Hughes Family, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than twenty-five percent (25%) of the shares of the outstanding common stock of Parent entitled to vote for members of Parent's board of directors, or (b) any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

                  Section 9.12 Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower, Parent or any other Credit Party, or at any time it is or becomes unlawful for Borrower, Parent or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower, Parent or any other

     Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower, Parent or any such Credit Party, including, without limitation, the Article VIII of this Agreement;

                  Section 9.13 Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 60 days of the same being made or any suspension or injunction being lifted;

     then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Lender may by written notice to Borrower or Parent, take any or all of the following actions, without prejudice to the rights of the Lender or the holder of any Term Credit Note to enforce its claims against Borrower, Parent, or any other Credit Party:
     (i) declare the Term Credit Commitment terminated, whereupon the Term Credit Commitment of the Lender shall terminate immediately and all fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Term Credit Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Parent; provided, that, if an Event of Default specified in Section 9.07 shall occur, the result which would occur upon the giving of written notice by the Lender to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Lender shall not be effective until received.

                  Section 10.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 10.03 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or any holder of the Term Credit Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Lender or the holder of any Term Credit Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender or the holder of any Term Credit Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holder of any Term Credit Note to any other or further action in any circumstances without notice or demand.

                  Section 10.04 Payment of Expenses Etc. Borrower shall:

                  (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Lender in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lender);

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold the Lender harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Term Credit Note and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                  (iii) indemnify the Lender and each director, officer, employee, affiliate and agent thereof (each, an "Indemnitee") from, and hold each of them harmless against, and reimburse each Indemnitee, upon its demand, for any losses, claims, damages, liabilities or other expenses ("Losses") incurred by such Indemnitee insofar as such Losses arise out of or are in any way related to or result from this Agreement, the Term Credit Note or any other Credit Documents or the financing provided hereby, including, without limitation, Losses arising in connection with any legal proceeding relating to any of the foregoing (whether or not such Indemnitee is a party thereto) and the reasonable attorneys fees and expenses actually incurred in connection therewith; provided, however, that the foregoing shall not apply to any Losses resulting from the gross negligence or willful misconduct of such Indemnitee.

                (iv)    without limiting the indemnities set forth in subsection
     (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or alter any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lender with respect to any Subsidiary of Borrower or Parent (or the assets thereof) owned or controlled by the Lender.

If and to the extent that the obligations of Borrower under this Section 10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                Section 10.05 Right of Setoff. In addition to and not in limitation of all rights of offset that the Lender or other holder of the Term Credit Note may have under applicable law, the Lender or other holder of the Term Credit Note shall, upon the occurrence of any Event of Default and whether or not the Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender or other holder of the Term Credit Note to any Credit Party, whether or not related to this Agreement or any transaction hereunder. The Lender shall promptly notify Borrower of any offset hereunder.

                Section 10.06 Benefit of Agreement.

                (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lender.

                (b) The Lender may make, carry or transfer Term Credit Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of the Lender.

                  (c) The Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Term Credit Commitment and the Term Credit Loans at the time owing to it and the Term Credit Note held by it) to any Eligible Assignee; provided, however, that, so long as no Event of Default has occurred and is continuing, Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the Lender. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by the Lender in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the surrendered Term Credit Note, a new Term Credit Note or Term Credit Notes to the order of such assignee in a principal amount equal to the applicable portion of the Term Credit Commitment or Term Credit Loans assumed by it pursuant to such Assignment and Acceptance and new Term Credit Note or Term Credit Notes to the assigning Lender in the amount of its retained portion of the Term Credit Commitment or amount of its retained Term Credit Loans. Such new Term Credit Note or Term Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Credit Note, shall be dated the date of the surrendered Term Credit Note which they replace, and shall otherwise be in substantially the form attached hereto.

                  (d) The Lender may, without the consent of Borrower, sell participations without restriction to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Credit Loans owing to it and the Term Credit Note held by it), provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article II of this Agreement, and (iv) Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Credit Documents, and the Lender shall retain the sole right to enforce the obligations of Borrower relating to the Term Credit Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. If the Lender sells a participation hereunder it shall provide prompt written notice to Borrower of the name of such participant.

                  (e) The Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to the Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States of America. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Lender unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from the Lender or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                  (f) The Lender may at any time assign all or any portion of its rights in this Agreement and the Term Credit Note issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                  Section 10.07 Governing Law; Submission to Jurisdiction.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE TERM CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE TERM CREDIT NOTE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND PARENT HEREBY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER AND PARENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (c) EACH OF BORROWER AND PARENT HEREBY IRREVOCABLY DESIGNATES THE CORPORATION SERVICE COMPANY, ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON ITS BEHALF, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TERM CREDIT NOTE OR ANY DOCUMENT RELATED THERETO. IT IS

UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF BORROWER OR PARENT TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH OF BORROWER AND PARENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AND PARENT AT PARENT'S SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                  (d) Nothing herein shall affect the right of the Lender irany holder of the Term Credit Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or Parent in any other jurisdiction.

                  Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 10.09 Effectiveness; Survival.

                  (a) This Agreement shall become effective on the date (the "Effective Date") on which Lender shall have executed this Agreement and both Borrower and Parent shall have executed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender pursuant to Section 10.01.

                  (b) The obligations of Borrower and Parent under Sections 3.07(b), 3.10, 3.12, 3.14 and 10.04 hereof shall survive for ninety (90) days after the payment in full of the Term Credit Note after the Term Credit Termination Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Term Credit Loans hereunder, and the execution and delivery of the Term Credit Note.

                  Section 10.10 Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 10.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  Section 10.12 Change in Accounting Principles; Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in
Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB
106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Parent's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower, Parent, and the Lender agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

                  Section 10.13 Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

Section 10.14 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

                  Section 10.15 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and the Lender agree that, should any provision of this Agreement or of the Term Credit Note, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lender by Borrower under this Agreement.

                  Section 10.16 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, the Lender and their respective agents have participated in the preparation hereof.

                  Section 10.17 Waiver of Effect of Corporate Seal. Each of Borrower and Parent represents and warrants that it is not required to affix its corporate seal to this Agreement or any other Credit Document pursuant to any Requirement of Law and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or the other Credit Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:                         BORROWER:

20 N. Orange Avenue                          HUGHES SUPPLY SHARED SERVICES, INC.
Suite 200
Orlando, Florida 32801
Attention: J. Stephen Zepf
                                             By:________________________________
                                                  Ben Butterfield
                                                  Secretary



Address for Notices:                         PARENT:

20 N. Orange Avenue                          HUGHES SUPPLY, INC.
Suite 200
Orlando, Florida 32801
Attention: J. Stephen Zepf                   By:________________________________
                                                       Ben Butterfield
                                                       Secretary


Address for Notices:                         LENDER

200 S. Orange Avenue                         SUNTRUST BANK
MC 2064
Orlando, Florida  32801
Attn:  Mr. William C. Barr
                                             By: _______________________________
Telecopy No. 407/237-4076                          Name:
                                                   Title:


Payment Office:

200 S. Orange Avenue
MC 2064
Orlando, Florida 32801

           [SIGNATURE PAGE TO REAL ESTATE TERM CREDIT LOAN AGREEMENT]

                                TERM CREDIT NOTE

May 31, 2002
      $25,000,000.00
                                                                    Atlanta,
Georgia


         FOR VALUE RECEIVED, the undersigned, HUGHES SUPPLY SHARED SERVICES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the "Lender"), at the office of the Lender at 200 South Orange Avenue, Orlando, Florida 32801, or at such other place as the Lender may designate by notice in writing to the Borrower, in immediately available funds in lawful money of the United States of America, on the sooner of (i) the Term Credit Termination Date, as set forth in that certain Real Estate Term Credit Agreement, dated as of May __, 2002, between the Borrower and the Lender (as hereafter amended, modified or supplemented, the "Agreement"), or (ii) acceleration of this indebtedness as hereinafter provided, the lesser of (x) the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or (y) so much thereof as shall have been from time to time disbursed hereunder in the sole discretion of the Lender in accordance with the Agreement and not theretofore repaid, as shown on the books and records of the Lender.

         In addition to principal, the Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such simple rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Lender at the principal office specified above.

         This Term Credit Note (this "Note") is the Term Credit Note referred to in the Agreement, and evidences Term Credit Loans incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note and not defined herein shall have the same meanings as set forth in the Agreement.

         The Lender shall at all times have a right of set-off against any deposit balances of the Borrower in the possession of the Lender, and the Lender may apply the same against payment of this Note or any other indebtedness of the Borrower to the Lender. The payment of any indebtedness evidenced by this Note prior to the Term Credit Termination Date or demand shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Lender shall be entitled to recover from the Bor-rower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

         The Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of the Borrower or recording such amount in the books of the Lender shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of the Lender to record in its books or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

         Upon the existence or occurrence of any Event of Default as defined in the Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement.

         Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 3.06 of the Agreement.

         Failure or forbearance of the Lender to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of the Borrower hereunder, and shall not constitute a waiver of such right unless so stated by the Lender in writing. THIS NOTE SHALL BE DEEMED TO BE MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA. Time is of the essence of this Note.

         PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

         Executed under hand of the Borrower as of the day and year first above written.

                                             HUGHES SUPPLY SHARED SERVICES, INC.


                                             By: _______________________________
                                                 Benjamin Butterfield
                                                 Secretary

                [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

         ACKNOWLEDGMENT

STATE OF GEORGIA

COUNTY OF FULTON

         I, ____________________, a Notary Public in and for said county in said state hereby certify that Benjamin Butterfield, as Secretary of Hughes Supply Shared Services, Inc., a Delaware corporation, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, in his capacity as such Secretary of Hughes Supply Shared Services, Inc., executed the same voluntarily on this date.

         GIVEN UNDER MY HAND this ____ day of May, 2002.

______________________________
Notary Public

My Commission Expires:

______________________                      _______________________________
                                                     Witness

       [NOTARIAL SEAL]

                          SUBSIDIARY GUARANTY AGREEMENT
                             (Term Credit Agreement)

                  THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of May 31, 2002, made by each of the Material Subsidiaries of Hughes Supply, Inc., a Florida corporation ("Hughes"), listed on the signature pages hereof, together with all other Material Subsidiaries of Hughes that hereafter become parties hereto (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of SUNTRUST BANK, a Georgia banking corporation (the "Lender"; the Lender and each other assignee, if any, of all or any portion of the Term Credit Commitment and/or Term Credit Loans under the Term Credit Agreement described below being collectively referred to herein as the "Guaranteed Parties").

                              W I T N E S S E T H:

                  WHEREAS, Hughes, Hughes Supply Shared Services, Inc., a Delaware corporation (the "Borrower"), and the Lender have entered into that certain Real Estate Term Credit Agreement dated as of the date hereof (as hereafter amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Term Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined);

                  WHEREAS, Hughes owns, directly or indirectly, all or a majority of the outstanding capital stock of each of the Guarantors;

                  WHEREAS, Hughes, the Borrower and the Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with Hughes providing certain centralized financial, accounting and management services to the Borrower and each of the Guarantors by virtue of intercompany advances and loans such that financial accommodations to the Borrower under the Term Credit Agreement shall inure to the direct and material benefit of the Guarantors; and

                  WHEREAS, consummation of the transactions pursuant to the Term Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of Hughes's entire corporate group, including the Guarantors; and

                  WHEREAS, it is a condition precedent to the Lender's obligations to enter into the Term Credit Agreement and to make extensions of credit thereunder that the Guarantors enter into this Guaranty to satisfy such condition precedent;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into and perform its obligations under the Term Credit Agreement, the Guarantors hereby jointly and severally agree as follows:

                  SECTION 1. Guaranty. The Guarantors hereby jointly and severally, irrevocably and unconditionally, guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Term Credit Loans and all other Obligations owing by Borrower to the Guaranteed Parties or any of them, jointly or severally under the Term Credit Agreement, the Term Credit Notes and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, (ii) all liabilities and obligations, whenever arising, owing from Borrower to any Lender or any Affiliate of the Lender, arising under currency contracts, interest rate contracts, interest rate protection agreements or similar agreements and (iii) any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by the Guaranteed Parties in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Term Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Term Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against Borrower, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

                  SECTION 2. Guaranty Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

                  (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Term Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the

         Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (b) any lack of validity or enforceability of the Term Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

                  (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of Hughes;

                  (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or Hughes, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                  (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

                  (g) any application of sums paid by Hughes or any other Person with respect to the liabilities of Hughes to the Guaranteed Parties, regardless of what liabilities of Hughes remain unpaid;

                  (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor's subrogation rights, if any, against Hughes to recover payments made under this Guaranty; and

                  (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including Hughes or a trustee in bankruptcy for Hughes), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of Hughes, and the Guarantors shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

                  SECTION 3. Waiver. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, Hughes or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of Hughes).

                  SECTION 4. Waiver of Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of Hughes, such Guarantor shall be subrogated to the rights of the payee against Hughes with respect to such payment; provided that such Guarantor shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations have been paid in full and the Term Credit Agreement and the Line of Credit Commitments have been terminated. If, prior to the payment in full of the Guaranteed Obligations and the termination of the Term Credit Agreement and the Line of Credit Commitments, any amount shall be paid to any Guarantor on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Guaranteed Parties and any other holders of the Guaranteed Obligations and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Term Credit Agreement or to be held by the Guaranteed Parties as collateral security for any Guaranteed Obligations thereafter existing.

                  SECTION 5. Contribution. For the purpose of establishing rights and obligations of contribution among Hughes and the Guarantors for the benefit of themselves and for the benefit of the Lender, the Guarantors hereby agree and Hughes acknowledges the following contribution provisions:

                  (a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject subsection (c) below), Hughes agrees that (i) in the event a payment shall be made by any Guarantor under this Guaranty in respect of the obligations of Hughes under the terms of the Term Credit Agreement, Hughes shall indemnify such Guarantor for the full amount of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to any stock pledge agreement or similar instrument or agreement to satisfy a claim of any Guaranteed Party, Hughes shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Guarantor has subordinated its rights to subrogation, pursuant to Section 4 of this Guaranty.

                  (b) Contribution and Subrogation. Each Guarantor agrees (subject to subsection (c) below) that in the event a payment shall be made by any Guarantor under this Guaranty or assets of any Guarantor shall be sold pursuant to any stock pledge agreement or similar instrument or agreement to satisfy a claim of any Guaranteed Party, and such Guarantor (the "Claiming Guarantor") shall not have been indemnified by Hughes as provided in subsection (a) above, each other Guarantor (a "Contributing Guarantor") shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, multiplied by a fraction, the numerator of which shall be the Consolidated Net Worth of the Contributing Guarantor on the date hereof, and the denominator of which shall be the sum of the Consolidated Net Worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this subsection (b) shall be subrogated to the rights of such Claiming Guarantor under subsection (a) to the extent of such payment.

                  (c) Subordination. Notwithstanding any provision of this Guaranty to the contrary, (i) all rights of the Guarantors under subsection (a) or (b) and all other rights of indemnity or contribution under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Guaranteed Obligations, and (ii) no such rights shall be exercised until all of the Guaranteed Obligations shall have been irrevocably paid in full and the Term Credit Agreement and the Line of Credit Commitments shall have been irrevocably terminated. If any amount shall be paid to any Guarantor on account of such indemnity or contribution rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Term Credit Agreement. No failure on the part of Hughes or any Guarantor to make the payments required by subsection (a) or (b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to this Guaranty, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under this Guaranty.

                  (d) Allocation. If at any time there exists more than one Claiming Guarantor with respect to this Guaranty, then payment from other Guarantors pursuant to this Section 5 shall be allocated among such Claiming Guarantors in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by each such Claiming Guarantor pursuant to the Guaranty.

                  (e) Preservation of Rights. This Section 5 shall not limit or affect any right which any Guarantor may have against any other Person that is not a party hereto.

                  (f) Subsidiary Payment. The amount of contribution payable under this Section 5 by any Guarantor with respect to the Guaranty shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor with respect to the Guaranty.

                  (g) Asset Sale. If all of the stock of any Guarantor shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by the Term Credit Agreement or otherwise consented to by the Required Lenders under the Term Credit Agreement, the agreements of such Guarantor hereunder shall automatically be discharged and released without any further action by such Guarantor and shall be assumed in full by the corporation which prior to such asset sale or consent owned the stock of such Guarantor, effective as of the time of such asset sale or consent. Hughes shall cause any such corporation which is not a Guarantor to become a party to this Guaranty unless otherwise agreed in writing by the Required Lenders.

                  (h) Equitable Allocation. If as a result of any reorganization, recapitalization or other corporate change in Hughes or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions governing the Guaranty or any of the Guaranteed Obligations, or for any other reason, the contributions under this Section 5 become inequitable, the parties hereto shall promptly modify and amend this
Section 5 to provide for an equitable allocation of contributions. All such modifications and amendments shall be in writing and signed by the Guarantors, Hughes, and the Guaranteed Parties.

                  (i) Asset of Party to Which Contribution and Indemnification Are Owing. The parties hereto acknowledge that the right to contribution and indemnification hereunder shall each constitute an asset in favor of the party to which such contribution or indemnification is owing.

                  SECTION 6. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 7. Successors and Assigns; Amendments. This Guaranty shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns. None of any Guarantor's rights or any interest therein under this Section 7 may be assigned or transferred without the written consent of the Guaranteed Parties. In the event of any such transfer or assignment of rights by any Guarantor, the rights and privileges herein conferred upon that Guarantor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Section 7 shall not be amended without the prior written consent of the Guaranteed Parties.

                  SECTION 8. Notices. All notices and other communications provided for hereunder shall be given in the manner specified in the Term Credit Agreement (i) in the case of the Guaranteed Parties, at the address specified for the Lender in the Term Credit Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

                  SECTION 9. No Waiver; Remedies. No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10. Right Of Set Off. In addition to and not in limitation of all rights of offset that the Guaranteed Parties may have under applicable law, the Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by any of the Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Guaranteed Parties shall promptly notify the relevant Guarantor of any offset hereunder.

                  SECTION 11. Continuing Guaranty; Transfer Of Obligations. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Term Credit Commitment,
(ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Parties.

                  SECTION 12. Governing Law; Appointment Of Agent For Service Of Process; Submission To Jurisdiction; Waiver of Jury Trial.

                  (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF

PROCESS BY MAIL TO THE RESPECTIVE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

                  (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

                  SECTION 13. Subordination Of Hughes's Obligations To the Guarantors. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Parties that all obligations and liabilities of Hughes to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from Hughes ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of Hughes to the Guaranteed Parties under the terms of the Term Credit Agreement and the other Credit Documents ("Senior Claims").

                  If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by Hughes to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

                  In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means Hughes or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against Hughes or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Hughes or any Guarantor, or Hughes or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Hughes or any Guarantor, or any such proceeding is commenced against Hughes or any Guarantor, or Hughes or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Hughes or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or Hughes or any Guarantor makes a general assignment for the benefit of creditors; or Hughes or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Hughes or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or Hughes or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by Hughes or any Guarantor for the purpose of effecting any of the foregoing.

                  In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 13, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Parties and shall be immediately paid over to the Guaranteed Parties for application against the Guaranteed Obligations in accordance with the terms of the Term Credit Agreement.

                  Each Guarantor agrees to execute such additional documents as the Guaranteed Parties may reasonably request to evidence the subordination provided for in this Section 13.

                  SECTION 14. Judgment Currency. (a) The Guarantors' obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Term Credit Agreement. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  (d) If the Obligation Currency is U.S. Dollars, the currency equivalent shall be the Dollar Equivalent. For purposes of this Guaranty, the term "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable currency as quoted by the Lender at 11:00 a.m. (local time for the Lender) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

                  SECTION 15. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default specified in Article VIII of the Term Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Hughes has then been accelerated. In addition, if any event of the types described in Article VIII of the Term Credit Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Hughes has then been accelerated.

                  SECTION 16. Savings Clause. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be:

                    (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                    (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
          Section 544 of the Bankruptcy Code; or

                      (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (b) To the end set forth in Section 16(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 16(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 16 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

                  (c) None of the provisions of this Section 16 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 16, in any case or proceeding of the kinds described in clauses (i)-(iii) of Section 16(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 16(b).

                  SECTION 17. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of Hughes's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                  SECTION 18. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 5.01 through 5.26 of the Term Credit Agreement are true and correct.

                  SECTION 19. Survival of Term Credit Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Term Credit Agreement, the making of the Line of Credit Loans and the execution and delivery of the Term Credit Notes and the other Credit Documents.

                  SECTION 20. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  SECTION 21. Currency of Payment. All payments to be made by the Guarantors hereunder shall be made in the relevant currency or currencies in which the Guaranteed Obligations are denominated in immediately available funds. If any Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the currency in which such Guaranteed Obligations are denominated, the Guaranteed Parties may, at their option, require such payment to be made in the Dollar Equivalent of such currency. If in any case where any of the Guarantors shall make any such payment in the Dollar Equivalent, the Guarantors agree to hold the Guaranteed Parties harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof.

                  SECTION 22. Additional Guarantors. Upon execution and delivery by any Subsidiary of Hughes of an instrument in the form of Annex 1, such Subsidiary of Hughes shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

               IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                       GUARANTORS:

Address:                              CAROLINA PUMP & SUPPLY CORP.
20 North Orange Avenue                CAYESTEEL, INC.
Suite 200                             CF FLUID CONTROLS, INC.
Orlando, FL 32801                     CHAD SUPPLY, INC.
Attn: J. Stephen Zepf                 COASTAL WHOLESALE, INC.
                                      DOMINION PIPE & SUPPLY CO.
                                      DOUGLAS LEONHARDT & ASSOCIATES, INC.
                                      ELASCO AGENCY SALES, INC.
                                      ELECTRIC LABORATORIES AND SALES
                                           CORPORATION
                                      FES MERGER CORP., INC.
                                      GAYLE SUPPLY COMPANY, INC.
                                      GILLELAND CONCRETE PRODUCTS, INC.
                                      H VENTURE CORP.
                                      HHH, LLC
                                      HSI ACQUISITION CORPORATION
                                      HSI CORP.
                                      HSI FUSION SERVICES, INC.
                                      HSI INDIANA, LLC
                                      HSI NORTH CAROLINA, LLC
                                      HUGHES WATER & SEWER COMPANY
                                      HUGHES SUPPLY MANAGEMENT SERVICES,
                                           INC.
                                      JUNO INDUSTRIES, INC.
                                      KAMEN SUPPLY COMPANY, INC.
                                      KINGSTON PIPE INDUSTRIES, INC.
                                      L&T OF DELAWARE, INC.
                                      MEREX CORPORATION
                                      METALS INCORPORATED
                                      METALS, INC. - GULF COAST DIVISION
                                      MILLS & LUPTON SUPPLY COMPANY
                                      MOORE ELECTRIC SUPPLY, INC.
                                      MOUNTAIN COUNTRY SUPPLY, INC.
                                      OLANDER & BROPHY, INCORPORATED
                                      ONE-STOP SUPPLY, INC.
                                      PAINE SUPPLY OF JACKSON, INC.
                                      PALM POOL PRODUCTS, INC.

                                      PANHANDLE PIPE AND SUPPLY CO., INC.
                                      REACTION SUPPLY CORPORATION
                                      SHRADER HOLDING COMPANY, INC.
                                      SOUTHWEST STAINLESS, L.P.
                                      STAINLESS TUBULAR PRODUCTS, INC.
                                      USCO INCORPORATED
                                      UNION MERGER CORPORATION
                                      U.S. FUSION SERVICES, INC.
                                      VIRGINIA WATER & WASTE SUPPLY COMPANY,
                                      WCC MERGER CORPORATION
                                      WATERWORKS HOLDING COMPANY
                                      WATERWORKS SALES COMPANY
                                      WHOLESALE ELECTRIC SUPPLY CORPORATION
                                      Z&L ACQUISITION CORP.

                                      By: ____________________________
                                          Benjamin Butterfield
                                          Secretary

SECTION 5 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


HUGHES SUPPLY, INC.

By:__________________________
   Benjamin Butterfield
   Secretary

                                       [

                                     ANNEX I

                                   SUPPLEMENT
                                       TO
                          SUBSIDIARY GUARANTY AGREEMENT

                  THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of __________________, made by ______________________, a _______________ (the "Additional Guarantor"), in favor of SUNTRUST BANK, a Georgia banking corporation (the "Lender"; the Lender and each other assignee, if any, of all or any portion of the Term Credit Commitment and/or Term Credit Loans under the Term Credit Agreement described below being collectively referred to herein as the "Guaranteed Parties").

                              W I T N E S S E T H:

                  WHEREAS, Hughes Supply, Inc., a Florida corporation ("Hughes"), Hughes Supply Shared Services, Inc., a Delaware corporation (the "Borrower") and the Lender are parties to a Term Credit Agreement, dated as of May __, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Term Credit Agreement"), pursuant to which the Lender has made a commitment to make loans to Borrower;

                  WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of Hughes have executed and delivered a Subsidiary Guaranty Agreement, dated as of May __, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of the Borrower under the Term Credit Agreement and the other Credit Documents (as defined in the Term Credit Agreement);

                  WHEREAS, Hughes, the Borrower, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; Hughes provides certain centralized financial, accounting and management services to the Additional Guarantor; the making of the loans will facilitate expansion and enhance the overall financial strength and stability of the Hughes's corporate group, including the Additional Guarantor; and by virtue of intercompany advances and loans, the financial accommodations to Borrower under the Term Credit Agreement shall inure to the direct and material benefit of Guarantors; and

                  WHEREAS, it is a condition subsequent to the Guaranteed Parties' obligation to make loans to Borrower under the Term Credit Agreement that the Additional Guarantor execute and deliver to the Guaranteed Parties this Supplement to Guaranty Agreement, and the

                                       [

Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

            NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Parties to make the loans to Borrower under the Term Credit Agreement, the Additional Guarantor hereby agrees as follows:

            SECTION 2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings specified for such terms in the Subsidiary Guaranty.

            SECTION 3. Additional Guarantor. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration or otherwise, of all Term Credit Loans and all other Obligations (as defined in the Term Credit Agreement), including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses) incurred by the Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 16 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include the Additional Guarantor as if such Additional Guarantor was one of the original Guarantors executing the Subsidiary Guaranty.

         3. Enforceability. This Supplement has been duly authorized, executed and delivered by Additional Guarantor and constitutes a legal, valid and binding obligation of Additional Guarantor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         4. Counterparts. This Supplement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         5. Effective Upon Delivery. This Supplement shall become effective upon execution by Additional Guarantor and delivery of this Supplement, as executed, to the Guaranteed Parties.

         6. Governing Law; Appointment of Agent for Service of Process;

                                       [

                  Submission to Jurisdiction; Waiver of Jury Trial.

                  (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

                  (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR

                                       [

IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

         7. Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty Agreement to be duly executed and delivered to the Guaranteed Parties under seal by its duly authorized officer as of the date first above written.

Address for Notices:                             ADDITIONAL GUARANTOR:

                                                 ____________________


                                                 By:___________________________
                                                  Title:__________________

                                       [